UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  September 17, 2007

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01 AMENDMENT OF MATERIAL DEFINITIVE AGREEMENT; ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Amendment to Master Agreement entered July 3, 2007

On September 17, 2007, AmTrust Financial Services, Inc. (“AmTrust” or the “Company”) and Maiden Holdings, Ltd. (“Maiden Holdings”) entered into an amendment of the Master Agreement which was entered into on July 3, 2007 (the “Amendment”). The Company previously reported its entry into the Master Agreement pursuant to a Current Report on Form 8-K filed July 5, 2007, which is incorporated by reference herein.

Maiden Holdings is Bermuda insurance holding company formed by Michael Karfunkel, George Karfunkel and Barry Zyskind, the principal shareholders, and, respectively, the Chairman of the Board of Directors, a Director, and the Chief Executive Officer and Director of AmTrust. Messrs. Karfunkel and Mr. Zyskind contributed $50 million to Maiden Holdings. In addition, on July 3, 2007 and July 13, 2007, Maiden Holdings raised approximately $480.6 million in a private placement.

Pursuant to the original Master Agreement, the Company agreed to cause its U.S. insurance subsidiaries (the “U.S. AmTrust Ceding Insurers”) and Irish and U.K. insurance subsidiaries (the U.S. AmTrust Ceding Insurers and the Irish and U.K. insurance subsidiaries are referred to, collectively, as the “AmTrust Ceding Insurers”) to enter into quota share reinsurance agreements with Maiden Insurance Company, Ltd. (“Maiden Insurance”), a Bermuda reinsurer and wholly-owned subsidiary of Maiden Holdings, by which the AmTrust Ceding Insurers would cede to Maiden Insurance 40% of their premium (net of the cost of unaffiliated inuring reinsurance) and losses and transfer to Maiden Insurance 40% of their unearned premium reserves, effective as of July 1, 2007. The Master Agreement further provided that the AmTrust Ceding Insurers would receive a ceding commission of 31% of ceded written premiums, which after the first year would be subject to adjustment (up to a maximum of 32% and a minimum of 30%) based on the loss ratio of the ceded business. The agreements were to have an initial term of three years, subject to early termination events, and renew for additional three year terms unless either party elected not to renew. The reinsurance agreement between the U.S. AmTrust Ceding Insurers and Maiden Insurance would have been subject to certain regulatory approvals.

Pursuant to the Amendment, the Company and Maiden Holdings agreed that Maiden Insurance would not reinsure the AmTrust Ceding Insurers directly, but would reinsure AmTrust’s Bermuda reinsurance subsidiary, AmTrust International Insurance, Ltd. (“AII”), which, in turn, would reinsure the AmTrust Ceding Insurers. The Amendment requires that the Company cause AII to reinsure the AmTrust Ceding Insurers to the extent required to enable AII to cede 40% of the AmTrust Ceding Insurers premiums, net of the cost of unaffiliated inuring reinsurance (and in the case of AmTrust’s U.K. insurance subsidiary, IGI Insurance Company Limited (“IGI”), net of commissions) and losses to Maiden Insurance and to transfer to Maiden Insurance 40% of their unearned premium reserves, effective as of July 1, 2007, with respect to the AmTrust Ceding Insurers’ current lines of business, excluding risks for which the AmTrust Ceding Insurers’ net retention exceeds $5 million (“Covered Business”). AmTrust also has agreed to cause AII, subject to regulatory requirements, to reinsure any insurance company which writes Covered Business in which AmTrust acquires a majority interest to the extent required to enable AII to cede to Maiden Insurance 40% of the premiums and losses related to such Covered Business.

The Amendment further provides that Maiden Insurance shall provide to AII sufficient collateral to secure its proportional share of AII’s obligations to the U.S. AmTrust Ceding Insurers. AII has agreed to return to Maiden Insurance any assets of Maiden Insurance in excess of the amount required to secure its proportional share of AII’s collateral requirements, subject to certain deductions. Pursuant to the Amendment, the Company has guaranteed AII’s obligations relating to return of collateral.

Reinsurance Agreement

On September 17, 2007, pursuant to the Amendment, AII and Maiden Insurance entered into a quota share reinsurance agreement (the “Reinsurance Agreement”) by which Maiden Insurance assumes through AII 40% of the gross written premiums, net of the cost of unaffiliated inuring reinsurance (and in the case of AmTrust’s U.K. insurance subsidiary, IGI Insurance Company Limited, net of commissions) and 40% of the Ultimate Net Loss of each AmTrust Ceding Insurer related to Covered Business. “Ultimate Net Loss” means the sum actually paid or to be paid by an AmTrust Ceding Insurer in settlement of losses for which it is liable, after making deductions for all unaffiliated reinsurance, whether collectible or not, and all other recoveries, and shall include loss adjustment expenses, extra-contractual obligations and loss in excess of policy limits.

AII receives a ceding commission of 31% of ceded written premiums, which after the first year would be subject to adjustment (up to a maximum of 32% and a minimum of 30%) based on the loss ratio of the ceded business.

If the AmTrust Ceding Insurers, including any insurance subsidiaries acquired in the future, write business that is not included in their current lines of business, AII must offer Maiden Insurance the opportunity to reinsure such business. The ceding commission on such additional business would be as mutually agreed by AII and Maiden Insurance.

The Reinsurance Agreement has an initial term of three years and will automatically renew for successive three year terms thereafter, unless either AII or Maiden Insurance notifies the other of its election not to renew not less than nine months prior to the end of any such three year term. In addition, either party is entitled to terminate on thirty day’s notice or less upon the occurrence of certain early termination events, which include a default in payment, insolvency, change in control of AII or Maiden Insurance, run-off, or a reduction of 50% or more of the shareholders’ equity of Maiden Insurance or the combined shareholders’ equity of AII and the AmTrust Ceding Insurers.

The Reinsurance Agreement requires that Maiden Insurance provide to AII sufficient collateral to secure its proportional share of AII’s obligations to the U.S. AmTrust Ceding Insurers. AII is required to return to Maiden Insurance any assets of Maiden Insurance in excess of the amount required to secure its proportional share of AII’s collateral requirements, subject to certain deductions.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number    Description
10.1	First Amendment to Master Agreement.
10.2	Quota Share Reinsurance Agreement between AmTrust International Insurance, LTD Hamilton Bermuda and Maiden Insurance Company, LTD Hamilton, Bermuda.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	September 19, 2007
/s/ Stephen Ungar
Stephen Ungar
Secretary